[LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]

March 26, 2008

The Milestone Funds
115 East Putnam Avenue
Greenwich, CT 06830

Re:     The Milestone Funds

          Post-Effective Amendment No. 21

          File Nos. 33-81574; 811-8620

Ladies and Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 21 to the Registration Statement No. 33-81754 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP